Exhibit 10.2

PROMISSORY NOTE

$200,000.00	Date: June 5, 2012

Promise to Pay.  FOR VALUE RECEIVED, ANCHOR FUNDING SERVICES, LLC, a North Carolina limited liability company (hereinafter referred to as the “Borrower”), promises to pay to the order of Marc Malaga at ______________________________________ (“Lender”), in lawful money of the United States of America, in the manner hereinafter provided, the principal sum of TWO HUNDRED THOUSAND AND 00/100 DOLLARS ($200,000.00), together with interest thereon from the date hereof on the balance of principal remaining from time to time unpaid at the rate of fifteen percent (15.00%) per annum until paid in full on or before September 5, 2012 (“the Final Payment Date”).  ALL PRINCIPAL, ADVANCES AND INTEREST REMAINING SHALL BE DUE ON THE FINAL PAYMENT DATE.

Payment.  Borrower shall pay this loan in one principal payment of TWO THOUSAND AND 00/100 DOLLARS ($200,000.00) on September 5, 2012. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; then to any unpaid collection costs; and then to any late charges.  The annual interest rate for this Note is computed on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the actual number of days the principal balance is outstanding. Interest accrued during each calendar month shall be payable by the 3rd day of the immediately following calendar month.  Borrower shall pay Lender at Lender’s address shown above or at such other place as Lender may designate in writing.  This Note may be renewed, for an additional term of 90 days, at the option of the Borrower, upon the same terms and conditions as this Note, by providing notice to the Lender not less than 30 days prior to maturity.

Prepayment                      Borrower may pay all or a portion of the amount owed earlier than it is due.

Interest After Default.  Upon default, including failure to pay upon the Final Payment Date, the interest rate on this Note shall be increased by adding a five (5.000) percentage point margin per annum in excess of the interest rate applicable immediately prior to the event of default (“Default Rate Margin”) if permitted under applicable law.

Default.  Each of the following shall constitute an event of default (“Event of Default”) under this Note:

Payment Default:  The Borrower fails to make any payment within 5 business days of the date when due under this Note.

Other Defaults:  The Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note.

Insolvency:  The dissolution of the Borrower (regardless of whether election to continue is made), any other termination of the Borrower’s existence as a going business, the insolvency of the Borrower, the appointment of a receiver for any part of the Borrower’s property, any assignment for the benefit of credits, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against the Borrower.

Creditor or Forfeiture Proceedings:  Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of the Borrower or by any governmental agency against any collateral securing the loan, including without limitation, a garnishment of any of the Borrower’s accounts.  However, this Event of Default shall not apply if there is a good faith dispute by the Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if the Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Cure Provisions:  If any default, other than a default in payment is curable and if the Borrower has not been given a notice of a breach of the same provision of this Note within the preceding twelve (12) months, it may be cured (and no event of default will have occurred) if the Borrower, after receiving written notice from Lender demanding cure of such default:  (1) cures the default within ten (10) days; or (2) if the cure requires more than ten (10) days, immediately initiates steps which Lender deems in Lender’s sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

Lender’s Rights.  Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, and that the Borrower will pay that amount.

Attorneys’ Fees; Expenses.  Lender may hire or pay someone else to help collect this Note if Borrower does not pay.  Borrower will pay Lender that amount.  This includes, subject to any limits under applicable law, Lender’s attorneys’ fees and Lender’s legal expenses, whether or not there is a lawsuit, including attorneys’ fees, expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals.  If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.

Waiver of Notice.  The makers, sureties, guarantors and endorsers of this Note, jointly and severally, do hereby waive demand, presentment for payment, notice of non-payment and protest, and do each hereby waive notice of and consent to any and all extensions of this Note or any part thereof, from time to time, without notice, and hereby waive any and all notice of whatsoever kind or nature and waive the exhaustion of legal remedies thereon.

Consent to Jurisdiction; Agreement as to Venue.  The Borrower irrevocably agrees that all disputes arising out of, in connection with, related to, or incidental to this Note, and whether arising out of, in connection with, related to, or incidental to this Note, and whether arising in contract, tort, equity or otherwise, shall be resolved only be state or federal courts located in Mecklenburg County, North Carolina, but the parties acknowledged that any appeals from those courts may have to be heard by a court located outside of Mecklenburg County, North Carolina.  The Borrower hereby waives in all disputes any objection that you may have to the location of the court considering the dispute.

The parties agree that, at the option of Lender, any controversy, claim, or dispute involving the interpretation or breach of this Note shall first be subject to binding arbitration in accordance with the rules provided in the Uniform Arbitration Act as enacted in North Carolina General Statutes Article 45C.  The parties shall use good faith efforts to agree upon the arbitrator; however, if they cannot agree then Lender shall select the arbitrator.    The venue for any such arbitration shall be Raleigh, North Carolina or another location in North Carolina selected by Lender.  Judgment upon the award rendered by the arbitrator or arbitrators may be entered in any Acceptable Forum and in any court having jurisdiction over the parties.  In the event Borrower refuses or fails to participate in the arbitration process, Lender shall have the right to compel arbitration in accordance with N.C.G.S. 1-569.7 and Borrower shall bear all expenses in connection therewith. Nothing in this arbitration provision shall be deemed to (i) limit the applicability of any otherwise applicable statutes of limitation or repose and any waivers contained in this instrument, agreement or document; or (ii) be a waiver by Lender of the protection afforded to it by 12 U.S.C. sec. 91 or any substantially equivalent state law; or (iii) limit the right of Lender hereto (a) to exercise self-help remedies such as (but not limited to) setoff, or (b) to foreclose against any real or personal property collateral, or (c) to obtain from a court provisional or ancillary remedies such as (but not limited to) injunctive relief, writ of possession or the appointment of a receiver.  Lender may exercise such self-help rights, foreclose upon such property, or obtain such provisional or ancillary remedies before, during or after the pendency of any arbitration proceeding brought pursuant to this instrument, agreement or document.  Neither this exercise of self-help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies shall constitute a waiver of the right of any party, including the claimant in any such action, to arbitrate the merits of the controversy or claim occasioning resort to such remedies.

Waiver of Trial by Jury.  The Borrower, upon execution and acceptance of this Note, agrees that any suit, action, or proceeding, whether claim or counterclaim, brought or instituted by either party hereto or any  successor assign of any party on or with respect to this Note or which in any way relates, directly or indirectly, to this Note or any event, transaction, or occurrence arising out of or in any way connected with this Note, or the dealings of the parties with respect thereto, shall be tried only by a court and not by a jury.  EACH PARTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN AY SUCH SUIT, ACTION, OR PROCEEDING.  The Borrower acknowledges and agrees that this provision is a specific and material aspect of this Note and that you would not accept this Note as a basis for the extension of credit to the Borrower if this waiver of jury trial provision were not a part of this Note.

Notice.  Any notice required or permitted hereunder shall be deemed to have been given when delivered by hand or when deposited in the United States Mail, postage prepaid, to the following addresses or to such other addresses as the Borrower or Lender may designate in writing for the purpose of receiving notices hereunder:

To Borrower:                     ANCHOR FUNDING SERVICES, LLC
10801 Johnston Road, Suite 210
Charlotte, North Carolina 28226

To Lender:	Marc Malaga at ____________________________________________________________

Interest Limitation.  All agreements between Borrower and Lender expressly are limited so that in no contingency or event whatsoever, whether by reason of disbursement of the proceeds hereof or otherwise, shall the amount paid or agreed to be paid by Borrower to Lender for the use, detention or forbearance of the amounts to be disbursed hereunder exceed the highest lawful rate of interest permissible under the law which a court of competent jurisdiction, by a final non-appealable order, determines is applicable hereto ("Highest Lawful Rate"). If fulfillment of any provision herein contained at the time performance of such provision becomes due involves exceeding the Highest Lawful Rate, then ipso facto, the obligation to fulfill the same shall be reduced to such Highest Lawful Rate. If by any circumstance Lender shall ever receive as interest an amount which would exceed the Highest Lawful Rate, the amount which may be deemed excessive interest shall be applied to the principal and not to interest, or, if such excessive interest exceeds the unpaid principal under this Note, such excess shall be refunded to Borrower. All interest paid or agreed to be paid to Lender under this Note or any instrument executed in connection with this Note shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full period until payment in full of the principal (including the period of any renewal or extension of this Note) so that the interest on this Note for such full period shall not exceed interest computed at the Highest Lawful Rate. It is Lender's intention that the performance of any provision herein never results in any payments due or paid which involve exceeding the Highest Lawful Rate. The terms and provisions of this Paragraph shall control all other terms and provisions contained herein.

Use of Proceeds.   Borrower certifies that the proceeds of the Note are to be used solely for business purposes.

Successor Interests.  The terms of this Note shall be binding upon Borrower, and upon Borrower’s representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

Subordination.  This Note shall be subordinate to an institutional lender providing a line of credit to the Borrower (the “Institution”), and the Lender agrees to execute such subordination agreements as the Institution may reasonably require.

General Provisions.  Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them.  The Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive any applicable statute of limitations, presentment, demand for payment, and notice of dishonor.  Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability.  All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender’s security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone.  All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made.

[Signature Page Follows]

IN WITNESS WHEREOF, ANCHOR FUNDING SERVICES, LLC, a North Carolina limited liability company has caused these presents to be signed this 5th day of June, 2012.

ANCHOR FUNDING SERVICES, LLC, a North Carolina limited liability company (Borrower)

By:	/s/ Brad Bernstein
Brad Bernstein
Its: President

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